UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 March 31, 2000
                Date of Report: (Date of earliest event reported)



                    Computer Associates International, Inc.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                333-30842                      13-2857434
(State or Other Jurisdiction     (Commission                   (IRS Employer
       of incorporation)         File Number)                Identification No.)



One Computer Associates Plaza, Islandia, New York                    11749
(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (631) 342-5224

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On March 31, 2000, Computer Associates announced that an agreement had been reached to settle certain shareholder litigation arising out of stock awards made to three executives pursuant to the Company's 1995 Key Employee Stock Ownership Plan. Under the terms of the proposed settlement, which is subject to the approval of the Delaware Court of Chancery and dismissal of related claims by the United States District Court for the Eastern District of New York, the executives will return 4.5 million shares of Computer Associates stock to the Company.


Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits.

         (a)      Not applicable
         (b)      Not applicable.
         (c)      Exhibits.

                           99.1     Press Release dated March 31, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Computer Associates International, Inc.


Dated:   April 4, 2000                 By:    /s/ Ira Zar
                                              Ira Zar
                                              Executive Vice President and Chief
                                              Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                                Exhibit

         99.1     Press Release dated March 31, 2000.